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                                                                   EXHIBIT 10.39

                             FIRST AMENDMENT TO THE
                         HORSESHOE GAMING HOLDING CORP.
                                   401(K) PLAN

This First Amendment to the Horseshoe Gaming Holding Corp. 401(k) Plan ("Plan") is hereby adopted by Horseshoe Gaming Holding Corp. ("Company").

                                   BACKGROUND

        A. The Company adopted the Plan to provide retirement benefits to the employees of the Company and all participating affiliated employers.

        B. The Company reserved the right to amend the Plan pursuant to Section
12.1 thereof.

        C. The Company now wishes to amend the Plan in certain respects.

                                    AMENDMENT

        Therefore, the Company hereby amends the Plan, effective as specifically provided herein, as follows:

        1. The first paragraph of Section 1.7, defining compensation, is hereby amended, effective January 1, 2001, to read as follows:

        "COMPENSATION" shall mean the regular compensation paid to a Participant by the Employer for the Plan Year, including annual bonus amounts and paid time off, but exclusive of any extraordinary compensation, awards, or benefits, any severance benefits, any program of deferred compensation or additional benefits payable other than in cash and any compensation received prior to his becoming a Participant in the Plan."

        2. The first paragraph of Section 4.1(a) of the Plan, relating to elections of benefits, is hereby amended, effective January 1, 2001, to read as follows:

        "(a) Elections. A Participant may elect to defer a portion of his Compensation for a Plan Year. The amount of a Participant's Compensation that is deferred in accordance with the Participant's election shall be withheld by the Employer from the Participant's Compensation on a ratable basis throughout the Plan Year. The amount deferred on behalf of each Participant shall be contributed by the Employer to the Plan and allocated to the Participant's Account."


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        3. Section 4.2(a) of the Plan, relating to matching contributions, is hereby amended, effective January 1, 2001, to read as follows:

        "(a) For each Plan Year, the Employer may contribute to the Plan, on behalf of each Participant a discretionary matching contribution equal to a percentage (as determined by the Employer's board of directors) of the elective deferrals made by each such Participant each payroll period.

             Notwithstanding the foregoing, a Participant shall be entitled to receive a supplemental Employer matching contribution for the Plan Year to the extent necessary to ensure that the rate of Employer matching contributions made on behalf of such Participant for the Plan Year is the same as the rate of Employer matching contributions for any other Participant with the same rate of elective deferrals for the Plan Year.

             To be eligible for an allocation of a supplemental Employer matching contribution under this Section 4.2(a), a Participant must be employed by the Employer on the last day of the Plan Year; provided, however, that if the Participant's failure to be employed by the Employer on the last day of the Plan Year is due to the Participant's Disability, death or retirement on or after his Normal Retirement Date during such Plan Year, such Participant shall nevertheless be entitled to share in the allocation of any supplemental Employer matching contribution for such Plan Year as provided in this Section 4.2(a).

             The Employer's board of directors may also determine to suspend or reduce its contributions under this Section for any Plan Year or any portion thereof. Allocations under this Section shall be subject to the special rules of Section 13.3 in any Plan Year in which the Plan is a Top-Heavy Plan (as defined in Section 13.2(c))."

        4. Section 8.1(a) of the Plan, relating to Plan loans, is hereby amended to read as follows:

        "(a) Permissible Amount and Procedures. Upon the application of a Participant, the Administrator may, in accordance with a uniform and nondiscriminatory policy, direct the Trustee to grant a loan to the Participant, which loan shall be secured by the Participant's vested Account balance. The Participant's signature shall be required on a promissory note. In determining a rate of interest on such loans, the Administrator may refer to the rate of interest used for obligations of a comparable nature by commercial lending institutions within a radius of fifty (50) miles of the Employer's principal place of business. Participant loans shall be treated as segregated investments, and interest repayments shall be credited only to the Participant's Account."


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        5. The first sentence of Section 8.2, relating to hardship distributions, is hereby amended to read as follows: 1.

        "8.2 HARDSHIP DISTRIBUTIONS. In the case of a financial hardship resulting from a proven immediate and heavy financial need, a Participant may receive a distribution not to exceed the lesser of
             (i) the vested value of the Participant's Account, without regard to earnings on his elective deferrals after December 31, 1988, and without regard to any "fail safe" contributions made under Section 10.2, or (ii) the amount necessary to satisfy the financial hardship."

        6. Section 8.3 of the Plan, relating to withdrawals after age 59-1/2, is hereby amended to read as follows:

        "8.3 WITHDRAWALS AFTER AGE 59 1/2. After attaining age fifty-nine and one-half (59 1/2), a Participant, by giving notice to the Administrator, may withdraw from the Plan a sum (a) not in excess of the credit balance of his vested Account and (b) not less than such minimum amount as the Administrator may establish from time to time to facilitate administration of the Plan. Any such withdrawals shall be made in accordance with nondiscriminatory and objective standards consistently applied by the Administrator."

        7. Section 8.4 of the Plan, relating to withdrawals of rollover contributions, is hereby amended to read as follows:

        "8.4 WITHDRAWALS OF ROLLOVER CONTRIBUTIONS. A Participant, by giving written notice to the Administrator, may withdraw from the Plan a sum (a) not in excess of the credit balance of the Participant's Account attributable to his rollover contributions and (b) not less than such minimum amount as the Administrator may establish from time to time to facilitate administration of the plan. Any such withdrawals shall be made in accordance with nondiscriminatory and objective standards consistently applied by the Administrator."

        8. Except as expressly provided in this Amendment, the Plan shall remain unchanged.

        IN WITNESS WHEREOF, the Employer, by its duly authorized officer, has caused this Amendment to be executed on the ________ day of _____________, 2001.


                                                 HORSESHOE GAMING HOLDING CORP.

                                                 By:
                                                     ---------------------------
                                                 Title:
                                                        ------------------------


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